                                                                    EXHIBIT 99.1

                                                 FOR INVESTOR RELATIONS CONTACT:
                                                              INVESTOR RELATIONS
                                                                  (650) 314-1000
                                                                 ir@catapult.com

                 CATAPULT COMMUNICATIONS REPORTS RECORD REVENUES
                     FOR SECOND QUARTER OF FISCAL YEAR 2003

Mountain View, CA--APRIL 17, 2003--Catapult Communications Corporation (Nasdaq:
CATT) reported today record quarterly revenues for its second fiscal quarter ended March 31, 2003. Total revenues for the quarter were $14 million, a 16 percent increase over revenues of $12.1 million reported in the second quarter of fiscal year 2002. Almost 60 percent of the quarter's revenues were generated in Japan, where Japanese fiscal year end sales were unexpectedly high.

Net income for the second fiscal quarter was $1.7 million or $0.13 per diluted share. This compares to net income of $3.7 million or $0.28 per diluted share in the second fiscal quarter of 2002. Results for the second quarter of 2003 include revenues and expenses of the network diagnostics business (NDB) acquired from Tekelec last August.

During the second quarter of fiscal year 2003, for the first time, Catapult repurchased 257,400 shares at a cost of $1.8 million under its previously authorized stock repurchase program.

BUSINESS OUTLOOK

"As I indicated last quarter, we continue to see evidence that the worst may be over for the telecom industry," said Dr. Richard A. Karp, Catapult's Chairman and CEO. "We are seeing some preliminary signs that customers in both Europe and Japan are beginning development efforts for 4G digital cellular, with initial requirements being mandated as soon as late summer. These will be small projects at first, but they give us some confidence that telecom is starting to plan for the future, instead of merely surviving the present.

"Although sales in Europe and North America were not what we expected in the quarter just completed, sales activity continues to improve. We remain cautious, however, until we see this activity turn into orders. As a result, we are projecting revenues of $12 million for the third quarter of fiscal year 2003. This would represent a 50% increase over the third quarter of fiscal 2002," Dr. Karp concluded.

Catapult Communications will discuss its first quarter results on a conference call today, beginning at 5:15 p.m. Eastern/2:15 p.m. Pacific. The toll-free access number for the call is (800) 500-0177. International and local participants can dial (719) 457-2679. Please reference Catapult Communications or reservation number 426554. The conference call will also be available on the Internet from the Investor section of the Company's website at www.catapult.com.

An online replay of this teleconference will be available on the Company's website. A digital recording will also be available two hours after the completion of the conference call until May

1, 2003. For access, please dial (888) 203-1112 or (719) 457-0820 and enter reservation number 426554.

ABOUT CATAPULT

Catapult Communications is the leading provider of advanced digital telecom test systems to global equipment manufacturers and service providers including Lucent, Motorola, NEC, NTT DoCoMo and Nortel. Catapult's DCT2000 and MGTS systems deliver test solutions for hundreds of protocols and variants - spanning 3G, VoIP, GPRS, SS7, Intelligent Network, ATM, ISDN and other network environments. The Company is committed to providing testing tools that are at the forefront of the telecom technology curve.

Catapult is headquartered at 160 South Whisman Road, Mountain View, CA 94041.
Tel: 650-960-1025. International offices are located in the U.K., Germany, France, Finland, Canada, Japan and Australia. Information about Catapult Communications can be found on the Web at www.catapult.com.

FORWARD LOOKING STATEMENTS

The statements in this press release regarding the Company's business outlook and projected revenues are a forward-looking statement. These statements are subject to various risks and uncertainties that could cause actual results to differ from those forecasted. Such risks include the Company's dependence on a limited number of customers and the resulting effect of delays or cancellations by such customers of their orders; inability by the Company to meet its production and/or product development schedules; the demand for telecommunications equipment in general, and, in particular, for software-based telecommunications test systems; and new and enhanced product offerings by competitors. For other factors that may cause actual results to differ from those projected, please refer to the Company's Form 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission.

                                       ###

                       CATAPULT COMMUNICATIONS CORPORATION
                             CONDENSED CONSOLIDATED
                              STATEMENTS OF INCOME
           (In thousands, except share and per share data; unaudited)


                                             Three months ended               Six months ended
                                                  March 31,                       March 31,
                                        ----------------------------    ----------------------------
                                            2003            2002            2003            2002
                                        ------------    ------------    ------------    ------------

Revenues:
    Products                            $     11,513    $     10,573    $     19,498    $     20,099
    Services                                   2,523           1,554           4,923           2,911
                                        ------------    ------------    ------------    ------------
          Total revenues                      14,036          12,127          24,421          23,010
                                        ------------    ------------    ------------    ------------

Cost of revenues:
    Products                                   1,792             803           3,169           1,417
    Services                                     761             275           1,458             538
                                        ------------    ------------    ------------    ------------
          Total cost of revenues               2,553           1,078           4,627           1,955
                                        ------------    ------------    ------------    ------------
Gross profit                                  11,483          11,049          19,794          21,055
                                        ------------    ------------    ------------    ------------

Operating expenses:
    Research and development                   3,695           1,807           7,063           3,445
    Sales and marketing                        3,808           2,696           7,330           5,470
    General and administrative                 1,722           1,636           3,906           2,815
                                        ------------    ------------    ------------    ------------
          Total operating expenses             9,225           6,139          18,299          11,730
                                        ------------    ------------    ------------    ------------

Operating income                               2,258           4,910           1,495           9,325

Interest income                                  212             323             411             756
Other income (expense)                          (153)            (56)            565            (234)
                                        ------------    ------------    ------------    ------------
Income before income taxes                     2,317           5,177           2,471           9,847
Provision for income taxes                       649           1,450             692           2,758
                                        ------------    ------------    ------------    ------------
Net income                              $      1,668    $      3,727    $      1,779    $      7,089
                                        ============    ============    ============    ============

Net income per share
    Basic                               $       0.13    $       0.29    $       0.14    $       0.54
                                        ============    ============    ============    ============
    Dilute                              $       0.13    $       0.28    $       0.13    $       0.53
                                        ============    ============    ============    ============

Shares used in per share calculation:
    Basic                                 12,984,000      13,044,000      13,068,000      13,026,000
    Diluted                               13,112,000      13,393,000      13,203,000      13,373,000

                       CATAPULT COMMUNICATIONS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands; unaudited)


                                                  March 31,      September 30,
                                                    2003             2002
                                                ------------     -------------

                   ASSETS

Current Assets:
  Cash and cash equivalents                     $     14,299     $      12,575
  Short-term investments                              17,453            22,790
  Accounts receivable, net                            10,612            11,009
  Inventory                                            3,472             3,869
  Other current assets                                 2,756             2,777
  Assets of discontinued operations                       --             2,636
                                                ------------     -------------
          Total current assets                        48,592            55,656

Property, plant and equipment, net                     4,078             3,874
Goodwill and other intangibles                        56,437            57,148
Other assets                                           1,206             1,172
                                                ------------     -------------
          Total assets                          $    110,313     $     117,850
                                                ============     =============


   LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities      $     14,322     $      21,423
  Deferred revenue                                     4,727             4,492
  Liabilities of discontinued operations                  --               889
                                                ------------     -------------
          Total current liabilities                   19,049            26,804

Convertible notes payable                             17,877            18,081

          Total stockholders' equity                  73,387            72,965

          Total liabilities and                 ------------     -------------
            stockholders' equity                $    110,313     $     117,850
                                                ============     =============